Exhibit 99.1

NEWS

Investor Relations: Sam Ramraj, (626) 302-2540
Media Relations: (626) 302-2255
News@sce.com

Edison International Reports Fourth Quarter and Full-Year 2025 Results

•Fourth-quarter 2025 GAAP EPS of $4.80; core EPS of $1.87
•Full-year 2025 GAAP EPS of $11.58; core EPS of $6.55
•Introduced 2026 core EPS guidance of $5.90-6.20 and 2027 core EPS guidance of $6.25-6.65
•Recent regulatory decisions provide strong visibility into achieving multi-year targets
•Continued confidence in delivering 5-7% core EPS growth from 2028-2028 and extending to 2030

ROSEMEAD, Calif., Feb. 18, 2026 — Edison International (NYSE: EIX) today reported fourth-quarter net income of $1,848 million, or $4.80 per share, compared to net income of $340 million, or $0.88 per share, in the fourth quarter of last year. As adjusted, fourth-quarter core earnings were $717 million, or $1.87 per share, compared to core earnings of $405 million, or $1.05 per share, in the fourth quarter of last year.

Southern California Edison’s fourth-quarter 2025 core earnings per share (EPS) increased year over year, primarily due to a benefit to interest expense related to cost recoveries authorized under the Woolsey Settlement Agreement and revenue recognition from the 2025 GRC final decision.

Edison International Parent and Other’s fourth-quarter 2025 core loss per share increased year over year, primarily due to a loss on preferred stock redemption driven by the recognition of the original issuance costs.

“This year’s results reflect the progress we’re making to deliver a safer, more resilient, and more affordable energy system for customers,” said Pedro J. Pizarro, president and CEO of Edison International. “SCE’s extensive wildfire mitigation approach has resulted in the installation of more than 7,000 miles of covered conductor in high fire risk areas—over 90% of the utility’s planned grid hardening effort. This work continues to play a critical role in reducing ignition risk and strengthening reliability for the communities we serve. We’re also continuing to support communities recovering from recent wildfires through SCE’s Wildfire Recovery Compensation Program, where we are actively processing claims and making payments to help customers rebuild."

Pizarro added, “Safety and affordability remain at the core of our commitment to customers. Earlier this year, SCE announced a 2.3% rate decrease for residential customers and a 5.3% decrease for small and medium-sized businesses. This is starting from a place of having the lowest system average rate among California’s major investor-owned utilities.”

Full-Year Earnings

For 2025, Edison International reported net income of $4,459 million, or $11.58 per share, compared to $1,284 million, or $3.33 per share, for 2024. As adjusted, Edison International’s core earnings were $2,520 million, or $6.55 per share, compared to $1,900 million, or $4.93 per share, in 2024.

SCE’s full-year core EPS was higher, primarily due to revenue recognition from the 2025 GRC final decision and a benefit to interest expense related to cost recoveries authorized under the TKM and Woolsey Settlement Agreements.

Edison International Parent and Other’s full-year core loss per share increased primarily due to higher interest expense and a loss on preferred stock redemption driven by the recognition of the original issuance costs.

Edison International uses core earnings internally for financial planning and analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International’s earnings results to facilitate comparisons of the company’s performance from period to period. Please see the attached tables to reconcile core earnings to basic GAAP earnings.

2026 and 2027 Earnings Guidance

The company introduced its earnings guidance ranges for 2026 and 2027, as summarized in the following table. See the presentation accompanying the company’s conference call for further information and assumptions.

	2026 Earnings Guidance as of Feb. 18, 2026		2027 Earnings Guidance as of Feb. 18, 2026
	Low	High	Low	High
EIX Basic EPS	$5.90	$6.20	$6.25	$6.65
Less: Non-Core Items*	—	—	—	—
EIX Core EPS	$5.90	$6.20	$6.25	$6.65
*Non-core items are presented as they are recorded.

Edison International and Southern California Edison Declare Dividends

Today, the board of directors of Edison International declared a quarterly common stock dividend of $0.8775 per share, payable on April 30, 2026, to shareholders of record on April 7, 2026. It also declared dividends on preferred stock.

Additionally, the board of directors of Southern California Edison Company today declared dividends on preference stock. For more information, please see the related news release at edisoninvestor.com.

Fourth Quarter and Full-Year 2025 Earnings Conference Call and Webcast Details

When:	Wednesday, Feb. 18, 1:30-2:30 p.m. (PST)
Telephone Numbers:	1-888-673-9780 (U.S.) and 1-312-470-0178 (Int'l) — Passcode: Edison
Telephone Replay:	1-800-685-6667 (U.S.) and 1-203-369-3864 (Int’l) — Passcode: 1834
Telephone replay available through Mar. 4 at 6 p.m. (PST)
Webcast	edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation, and Form 10-K to the company’s investor relations website. These materials are available at edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, focused on providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility delivering electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Trio (formerly Edison Energy), a global energy advisory firm providing integrated sustainability and energy solutions to commercial, industrial and institutional customers.

Appendix
Use of Non-GAAP Financial Measures

Edison International’s earnings and basic earnings per share (EPS) are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core EPS internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this release about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

•ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related costs (including amounts paid for self-insured retention and co-insurance, and amounts not recoverable from the Wildfire Fund), and costs incurred for wildfire restoration efforts and to mitigate the risk of utility equipment causing future wildfires;
•the cybersecurity of Edison International's and SCE's critical information technology systems for grid control and business, employee and customer data, and the physical security of Edison International's and SCE's critical assets and personnel;
•risks associated with the construction, operation, and maintenance of electrical facilities, including worker, contractor, and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts;
•impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of affordability on SCE’s ability to obtain regulatory approval of, or cost recovery for, operations and maintenance expenses, proposed capital investment projects, forecasted load growth does not occur, and increased costs due to supply chain constraints, tariffs, inflation and rising interest rates and the impact of legislative actions on affordability;
•ability of SCE to update its grid infrastructure to maintain system integrity and reliability, and meet electrification needs;
•ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan, its target energization times and capital investment program, including challenges related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator's (“CAISO”) transmission plans, and governmental approvals;
•risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation;

•ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS“);
•risk that California Assembly Bill 1054 (“AB 1054“), California Senate Bill 254 (“SB 254”) or other new California legislation does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial or contributing cause, including the longevity of the Wildfire Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under AB 1054 or SB 254, including its interpretation of the prudency standard clarified by AB 1054;
•ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
•decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission, the California legislature and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, approval of regulatory proceeding settlements, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, reforming wildfire-related liability protections available to California investor-owned utilities, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
•governmental, statutory, regulatory, or administrative changes or initiatives affecting the electricity industry, including the market structure rules applicable to each market adopted by the North American Electric Reliability Corporation, CAISO, Western Electricity Coordinating Council, and similar regulatory bodies in adjoining regions, and changes in the United States' and California's environmental priorities that lessen the importance placed on greenhouse gas reduction and other climate related priorities;
•potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to customer notifications and to wildfires where SCE's equipment is alleged to be associated with ignition;
•extreme weather-related incidents (including events caused, or exacerbated, by climate change), such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events and other natural disasters (such as earthquakes), which could cause, among other things, worker and public safety issues, property damage, outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs;
•risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns;
•risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
•actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook.

Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this release.

Fourth Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	Change	2025	2024	Change
Earnings (loss) per share available to Edison International
SCE	$5.08	$1.11	$3.97	$12.70	$4.20	$8.50
Edison International Parent and Other	(0.28)	(0.23)	(0.05)	(1.12)	(0.87)	(0.25)
Edison International	4.80	0.88	3.92	11.58	3.33	8.25
Less: Non-core items
SCE	2.93	(0.17)	3.10	5.13	(1.59)	6.72
Edison International Parent and Other	—	—	—	(0.10)	(0.01)	(0.09)
Total non-core items	2.93	(0.17)	3.10	5.03	(1.60)	6.63
Core earnings (loss) per share
SCE	2.15	1.28	0.87	7.57	5.79	1.78
Edison International Parent and Other	(0.28)	(0.23)	(0.05)	(1.02)	(0.86)	(0.16)
Edison International	$1.87	$1.05	$0.82	$6.55	$4.93	$1.62
Note: Diluted earnings were $4.79 and $0.87 per share for the three months ended December 31, 2025 and 2024, respectively. Diluted earnings were $11.55 and $3.31 per share for the twelve months ended December 31, 2025 and 2024, respectively.

Fourth Quarter Reconciliation of Basic Earnings to Core Earnings (in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2025	2024	Change	2025	2024	Change
Net income (loss) available to Edison International
SCE	$1,954	$429	$1,525	$4,889	$1,619	$3,270
Edison International Parent and Other	(106)	(89)	(17)	(430)	(335)	(95)
Edison International	1,848	340	1,508	4,459	1,284	3,175
Less: Non-core items
SCE[1,2,3,4,5,6]	1,131	(64)	1,195	1,978	(613)	2,591
Edison International Parent and Other[7]	—	(1)	1	(39)	(3)	(36)
Total non-core items	1,131	(65)	1,196	1,939	(616)	2,555
Core earnings (losses)
SCE	823	493	330	2,911	2,232	679
Edison International Parent and Other	(106)	(88)	(18)	(391)	(332)	(59)
Edison International	$717	$405	$312	$2,520	$1,900	$620
1Includes charges for 2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries:
•Net earnings recorded for the twelve months ended December 31, 2025, related to the TKM Settlement Agreement, including ongoing legal expenses: $1,341 million ($966 million after-tax) of claim costs, and $55 million ($40 million after-tax) of legal expenses authorized for recovery, partially offset by shareholder-funded wildfire mitigation expenses of $50 million ($36 million after-tax) and impairment of incremental restoration-related assets of $8 million ($6 million after-tax); and charges of $3 million ($2 million after-tax) related to claim costs and related legal expenses, net of expected regulatory recoveries for the three months ended December 31, 2025.
•Net earnings recorded in the fourth quarter of 2025, related to the Woolsey Settlement Agreement, including ongoing legal expenses: $1,603 million ($1,154 million after-tax) of claim costs and $35 million ($25 million after-tax) of legal expenses authorized for recovery, partially offset by impairment of incremental restoration-related assets of $10 million ($7 million after-tax).

•Legal expenses authorized for recovery of $2 million ($2 million after-tax) and charges of $5 million ($3 million after tax) related to claim costs and related legal expenses, net of expected regulatory recoveries, for the three and twelve months ended December 31, 2025, respectively.
•Charges of $8 million ($6 million after-tax) and $493 million ($355 million after-tax) related to claim costs and related legal expenses, net of expected regulatory recoveries, for the three and twelve months ended December 31, 2024, respectively.
2Includes charges for Eaton Fire claims and expenses of $15 million ($11 million after tax) recorded in the fourth quarter of 2025, primarily from the shareholder contribution related to SCE's customer-funded self-insurance coverage and legal and other expenses.
3Includes charges for Other Wildfire Events claims and expenses, net of recoveries:
•Charges of $1 million ($1 million after-tax) for the twelve months ended December 31, 2025, consisted of $15 million of legal expenses, net of expected regulatory recoveries, partially offset by $14 million of insurance reimbursements for costs incurred in previous years.
•Charges of $162 million ($117 million after-tax) for wildfire claims and related legal expenses, net of expected insurance and regulatory recoveries for the twelve months ended December 31, 2024.
•Charges of $5 million ($4 million after-tax) and $38 million ($27 million after-tax) for wildfire claims and related legal expenses, net of expected insurance and regulatory recoveries, for the three months ended December 31, 2025 and 2024, respectively.
4Includes amortization of SCE's Wildfire Insurance Fund expenses of $36 million ($26 million after tax) and $37 million ($27 million after-tax) for the three months ended December 31, 2025 and 2024, respectively, and $144 million ($104 million after-tax) and $146 million ($105 million after-tax) for the twelve months ended December 31, 2025 and 2024, respectively.
5Includes net charges of $76 million ($39 million after-tax) recorded in the third quarter of 2025, primarily related to impairment of utility property, plant and equipment associated with historical capital expenditures disallowed in SCE's 2025 GRC final decision.
6Includes severance costs, net of expected FERC recovery, of $6 million ($4 million after-tax) and $50 million ($36 million after-tax), for the three and twelve months ended December 31, 2024.
7Includes charges related to wildfire claims insured by EIS of $50 million ($39 million after-tax) recorded in the first quarter of 2025, and $2 million ($1 million after-tax) and $4 million ($3 million after-tax) for the three and twelve months ended December 31, 2024, respectively.

Consolidated Statements of Income	Edison International

	Year ended December 31,
(in millions, except per-share amounts)	2025	2024	2023
Operating revenue	$19,317	$17,599	$16,338
Purchased power and fuel	4,933	5,209	5,486
Operation and maintenance	5,098	5,172	4,138
Wildfire-related claims, net of (recoveries)	(1,959)	652	667
Wildfire Fund expense	144	146	213
Depreciation and amortization	3,237	2,866	2,635
Property and other taxes	665	624	571
Asset impairment	106	—	1
Total operating expenses	12,224	14,669	13,711
Operating income	7,093	2,930	2,627
Interest expense	(1,539)	(1,869)	(1,612)
Other income, net	438	502	500
Income before income taxes	5,992	1,563	1,515
Income tax expense	1,291	17	108
Net income	4,701	1,546	1,407
Less: Preference stock dividend requirements of SCE	144	175	123
Preferred stock dividend requirements of Edison International	98	87	87
Net income available to Edison International common shareholders	$4,459	$1,284	$1,197
Basic earnings per share:
Weighted average shares of common stock outstanding	385	386	383
Basic earnings per common share available to Edison International common shareholders	$11.58	$3.33	$3.12
Diluted earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	386	388	385
Diluted earnings per common share available to Edison International common shareholders	$11.55	$3.31	$3.11

Consolidated Balance Sheets	Edison International

	December 31,
(in millions)	2025	2024
ASSETS
Cash and cash equivalents	$158	$193
Receivables, net of allowances for uncollectible accounts of $356 and $352 at respective dates	1,463	2,169
Accrued unbilled revenue	1,238	848
Inventory	535	538
Prepaid expenses	119	103
Regulatory assets	3,290	2,748
Wildfire Fund contributions	138	138
Other current assets	745	418
Total current assets	7,686	7,155
Nuclear decommissioning trusts	4,535	4,286
Other investments	51	57
Total investments	4,586	4,343
Utility property, plant and equipment, net of accumulated depreciation and amortization of $15,060 and $14,207 at respective dates	63,131	59,047
Nonutility property, plant and equipment, net of accumulated depreciation of $132 and $124 at respective dates	197	207
Total property, plant and equipment	63,328	59,254
Receivables, net of allowances for uncollectible accounts of $49 and $43 for at respective dates	38	62
Regulatory assets (include $3,092 and $1,512 related to a Variable Interest Entity ("VIE") at respective dates)	12,960	8,886
Wildfire Fund contributions	1,740	1,878
Operating lease right-of-use assets	1,161	1,180
Long-term insurance receivables	359	418
Other long-term assets	2,168	2,403
Total other assets	18,426	14,827
Total assets	$94,026	$85,579

Consolidated Balance Sheets	Edison International

	December 31,
(in millions, except share amounts)	2025	2024
LIABILITIES AND EQUITY
Short-term debt	$2,390	$998
Current portion of long-term debt	1,928	2,049
Accounts payable	2,344	2,000
Wildfire-related claims	585	60
Accrued interest	473	422
Regulatory liabilities	1,158	1,347
Current portion of operating lease liabilities	120	124
Other current liabilities	1,538	1,439
Total current liabilities	10,536	8,439
Long-term debt (include $3,022 and $1,468 related to a VIE at respective dates)	36,070	33,534
Deferred income taxes and credits	9,114	7,180
Pensions and benefits	370	384
Asset retirement obligations	2,583	2,580
Regulatory liabilities	10,627	10,159
Operating lease liabilities	1,041	1,056
Wildfire-related claims	721	941
Other deferred credits and other long-term liabilities	3,705	3,566
Total deferred credits and other liabilities	28,161	25,866
Total liabilities	74,767	67,839
Preferred stock (50,000,000 shares authorized; 414,342 and 1,159,317 shares of Series A and 87,937 and 503,454 shares of Series B issued and outstanding at respective dates)	497	1,645
Common stock, no par value (800,000,000 shares authorized; 384,787,056 and 384,784,719 shares issued and outstanding at respective dates)	6,362	6,353
Accumulated other comprehensive income	6	—
Retained earnings	10,714	7,567
Total Edison International's shareholders' equity	17,579	15,565
Noncontrolling interests – preference stock of SCE	1,680	2,175
Total equity	19,259	17,740
Total liabilities and equity	$94,026	$85,579

Consolidated Statements of Cash Flows	Edison International

	Years ended December 31,
(in millions)	2025	2024	2023
Cash flows from operating activities:
Net income	$4,701	$1,546	$1,407
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	3,237	2,866	2,635
Equity allowance for funds used during construction	(189)	(187)	(157)
Asset impairment	106	—	1
Deferred income taxes	1,208	9	108
Wildfire Fund amortization expense	144	146	213
Other	176	154	143
Nuclear decommissioning trusts	(123)	(174)	(180)
Contributions to Wildfire Fund	(95)	(95)	(95)
Changes in operating assets and liabilities:
Receivables	662	(278)	(349)
Inventory	(4)	(14)	(63)
Accounts payable	78	53	(408)
Other current assets and liabilities	(253)	(85)	194
Derivative assets and liabilities, net	(11)	28	(174)
Regulatory assets and liabilities, net	(3,445)	1,219	576
Wildfire-related claims, net of insurance recoveries	(610)	(314)	(446)
Other noncurrent assets and liabilities	218	140	(4)
Net cash provided by operating activities	5,800	5,014	3,401
Cash flows from financing activities:
Long-term debt issued, net of discount and issuance costs of $60, $44, and $54 for the respective years	5,133	5,256	5,121
Long-term debt repaid	(2,052)	(2,701)	(2,498)
Short-term debt issued	1,260	—	1,076
Short-term debt repaid	(230)	(401)	(2,407)
Common stock repurchased	(32)	(200)	—
Preferred and preference stock issued, net of issuance cost	—	345	542
Preferred and preference stock repurchased and redeemed	(1,664)	(656)	(289)
Commercial paper (repayments) borrowing, net	(346)	308	1,102
Dividends and distribution to noncontrolling interests	(136)	(168)	(117)
Common stock dividends paid	(1,274)	(1,198)	(1,112)
Preferred stock dividends paid	(104)	(88)	(108)
Other	16	177	137
Net cash provided by financing activities	571	674	1,447
Cash flows from investing activities:
Capital expenditures	(6,515)	(5,707)	(5,448)
Proceeds from sale of nuclear decommissioning trust investments	6,219	5,019	4,597
Purchases of nuclear decommissioning trust investments	(6,098)	(4,898)	(4,417)
Other	59	50	35
Net cash used in investing activities	(6,335)	(5,536)	(5,233)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	36	152	(385)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of year	684	532	917
Cash and cash equivalents and restricted cash and cash equivalents at end of year	$720	$684	$532